UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2009

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD

In accordance with General Instruction B.2 of Form 8-K, the following information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.  This Current Report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

On September 10, 2009, Nancy Buese, Senior Vice President & Chief Financial Officer, will present at the Barclays Capital CEO Energy/Power Conference at the Sheraton New York Hotel & Towers in New York City at 1:05 p.m. Eastern Time.  The information included with this Current Report as Exhibit 99.1 includes graphic images or slides that will be made available at this conference.  These slides are available for viewing at our website, www.markwest.com, although we reserve the right to discontinue that availability at any time.

The presentation furnished with this Current Report on Form 8-K utilizes the Non-GAAP financial measures of Distributable Cash Flow and Adjusted EBITDA.  In general, we define Distributable Cash Flow as net income attributable to the Partnership adjusted for (i) depreciation, amortization, accretion and impairment expense; (ii) amortization of deferred financing costs, (iii) non-cash earnings from unconsolidated affiliates; (iv) distributions from (contributions to) unconsolidated affiliates (net of affiliate’s growth capital expenditures); (v) non-cash compensation expense; (vi) non-cash derivative activity; (vii) losses (gains) on the disposal of property, plant and equipment (“PP&E”); (viii) provision for deferred income taxes; (ix) adjustments for non-controlling interest in consolidated subsidiaries; (x) losses (gains) relating to other miscellaneous non-cash amounts affecting net income for the period; and (xi) maintenance capital expenditures.   We define Adjusted EBITDA as net income attributable to the Partnership adjusted for (i) depreciation, amortization, accretion, and impairment expense; (ii) interest expense; (iii) amortization of deferred financing costs; (iv) losses (gains) on the disposal of PP&E; (v) non-cash derivative activity; (vi) non-cash compensation expense; (vii) provision for income taxes; (viii) adjustments for non-controlling interest in consolidated subsidiaries; and (ix) losses (gains) relating to other miscellaneous non-cash amounts affecting net income for the period.

Distributable Cash Flow is a financial performance measure used by management as a key component in the determination of cash distributions paid to unitholders.  We believe distributable cash flow is an important financial measure for unitholders as an indicator of cash return on investment and to evaluate whether the Partnership is generating sufficient cash flow to support quarterly distributions.  In addition, distributable cash flow is commonly used by the investment community because the market value of publicly traded partnerships is based, in part, on distributable cash flow and cash distributions paid to unitholders.

Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of the Partnership’s ongoing business operations.  Additionally, we believe Adjusted EBITDA provides useful information to investors for trending, analyzing, and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures.

Cautionary Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K, for the year ended December 31, 2008, and our Quarterly Report on Form 10-Q, for the three months ended June 30, 2009, as filed with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”

ITEM 9.01.  Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description of Exhibit
99.1	Presentation at Barclays Capital CEO Energy/Power Conference on September 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: September 10, 2009	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer